Morgan Stanley Dean Witter Universal Funds, Inc.
Rule 10f-3 Transactions (Purchase of Securities by Fund
 From an Underwriting Syndicate in which an Affiliate is a Member)
August 31, 1999 through October 31, 1999


						Price		   % of
Date of 					 Per	Total	   Offering	Underwriter or Dealer	Total Units
Portfolio	Security		Shares	Share	Value	   Purchased	from Whom
 Purchased	Offered

MSDWUF Asian Equity Portfolio
9/16/99		Hyundai Motor GDR	14,000	10.92 	$152,880   0.03%
	CS First Boston		45,788,000
9/22/99		Icici Ltd.		2,600	9.80 	$25,480    0.01%
	Merrill Lynch		27,950,311
10/28/99	China Telecom		68,000	3.10 	$210,800   0.01%
	Goldman Sachs		560,700,000

MSDWUF Emerging Markets Portfolio
9/22/99		Icici Ltd.		20,200	9.80 	$197,960   0.07%
	Merrill Lynch		27,950,311
10/28/99	China Telecom		390,000	3.10 	$1,209,000 0.07%
	Goldman Sachs		560,700,000

MSDWUF Equity Growth Portfolio
8/4/99		Internet Initiative Jpy	500	23.00 	$11,500    0.01%
	Goldman Sachs		6,560,000
8/5/99		Homeestore. Com		100	20.00 	$2,000 	   0.00%
	Merrill Lynch		7,000,000
8/5/99		Inktomi Corporation	1,800	92.19 	$165,942   0.05%
	Goldman Sachs		3,300,000
8/11/99		Red Hat			2,300	14.00 	$32,200    0.04%	E Offering		6,000,000
8/12/99		Ixnet Inc		14,200	15.00 	$213,000   0.22%
	Merrill Lynch		6,500,000
8/19/99		Agile Software		100	21.00 	$2,100 	   0.00%
	Deutche Bank		3,000,000
9/30/99		Acme Communications	2,500	23.00 	$57,500    0.05%
	CIBC World Markets, Deutch Bank		5,000,000
9/30/99		Digital Insight		200	15.00 	$3,000 	   0.01%
	Deutche Bank		3,500,000
10/5/99		Breakaway Solutions	200	14.00 	$2,800 	   0.01%
	Lehman Brothers		3,000,000
10/7/99		Illuminet		300	19.00 	$5,700 	   0.01%	DLJ			3,900,000
10/14/99	Women.com Networks	200	10.00 	$2,000 	   0.01%
	Deutche Bank		3,750,000
10/15/99	Cysive, Inc.		300	17.00 	$5,100 	   0.01%
	First Union		3,350,000
10/18/99	Satyam Infoway Ltd.	1,000	18.00 	$18,000    0.02%
	Salomon Smith Barney	4,175,000
10/18/99	Martha Stewart Living	300	18.00 	$5,400 	   0.00%
	Merrill Lynch		7,200,000
10/18/99	Radio Unica Commun.	1,600	16.00 	$25,600    0.02%
	Bear Stearns		6,840,000
10/20/99	Aether Systems		700	16.00 	$11,200    0.01%
	Robertson Stephens	6,000,000
10/22/99	MCK Communications	300	16.00 	$4,800 	   0.01%
	Hambrecht & Quist	3,400,000
10/26/99	Intertrust Technologies	400	18.00 	$7,200 	   0.01%
	Soundview		6,500,000
10/28/99	Spanish Broadcasting	11,000	20.00 	$220,000   0.05%
	Merrill Lynch		21,800,000

* All transactions were completed in accordance with Rule 10f-3 and Board-approved Rule 10f-3 procedures.